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
                                   THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH                     CERTIFICATE FOR
                                   IN THE COMPANY'S  PROSPECTUS DATED ________ __, 2003
                                   (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.
                                   COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
                                   AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.

                                                             REVLON, INC.                                                 RIGHTS
                                        Incorporated under the laws of the State of Delaware

                                                   SUBSCRIPTION RIGHTS CERTIFICATE

                      Evidencing Transferable Rights to Purchase Shares of Class A Common Stock of Revlon, Inc.
                                                 Subscription Price: $____ per Share
                        VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)


REGISTERED OWNER:













                                                                                           COUNTERSIGNED AND REGISTERED:

                                                                                           AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                                               (New York, NY)         TRANSFER AGENT
                                                                                                                      AND REGISTRAR
                                                                                           By:________________
                                                                                                                AUTHORIZED SIGNATURE


THIS CERTIFIES THAT the registered owner whose name is            by duly completing Form 1A and any other appropriate forms on the
inscribed hereon is the owner of the number of Rights set         reverse side hereof and by returning the full payment of the
forth above, each of which entitles the owner to subscribe        subscription price for each share of Class A Common Stock as
for and purchase ___ shares of Class A Common Stock, $.01 par     described on the reverse side hereof. Special delivery
value per share, of Revlon, Inc., a Delaware corporation, on      instructions may be specified by completing Form 1B on the
the terms and subject to the conditions set forth in the          reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION
Prospectus and instructions relating hereto on the reverse        CERTIFICATE MAY BE TRANSFERRED OR SOLD BY COMPLETING FORM 2 IN
side hereof and in the instructions as to the use of this         ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS
certificate included in this mailing. The transferable Rights     CERTIFICATE.
represented by this Subscription Certificate may be exercised



Dated: _______ __, 2003

------------------------------------------------------------           ------------------------------------------------------------
             Jack L. Stahl                                                                  Robert K. Kretzman
  President, Chief Executive Officer                                       Senior Vice President, General Counsel and Secretary
    and Principal Executive Officer
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                            [REVERSE OF CERTIFICATE]
                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

                                   If By Mail,

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                               New York, NY 10038

                    If by hand delivery or overnight courier:

                     American Stock Transfer & Trust Company
                                 6201 15th Ave.
                                Brooklyn, NY 11219

 Delivery to an address other than in the manner or to the addresses listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

THE EXPIRATION DATE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE IS 5:00 P.M., NEW YORK CITY TIME, ON __________________, 2003.


                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

                             FORM 1A - SUBSCRIPTION

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION
THEREOF:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for ___________________ shares x        $           = $_________________
            (no. of new shares)         (subscription price)   (amount enclosed)

OVERSUBSCRIPTION PRIVILEGE:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for ___________________ shares x        $           = $_________________
            (no. of new shares)         (subscription price)   (amount enclosed)

Total Amount of Check Enclosed = $__________________


TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Class A Common Stock for which I have subscribed, Revlon, Inc. may exercise its legal remedies against me.


________________________________________________________________________________
Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

    (IF FORM 1B IS BEING COMPLETED, A SIGNATURE GUARANTEE WILL BE REQUIRED)

Signature Guaranteed
                     ----------------------------------
                           (Name of Bank or Firm)

By:
   ----------------------------------------------------
         (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association and credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.




                     FORM 1B - DELIVERY TO DIFFERENT ADDRESS

INSTRUCTIONS FOR DELIVERY TO DIFFERENT ADDRESS
If you wish for the Class A common stock underlying your subscription rights represented by the Subscription Rights Certificate to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the address below. IF YOU ARE COMPLETING THIS FORM 1B, A SIGNATURE GUARANTEE WILL BE REQUIRED IN FORM 1A.

-------------------------------

-------------------------------

-------------------------------

                          FORM 1C - METHOD OF PAYMENT

METHOD OF PAYMENT (CHECK ONE)
-----------------

[ ] Uncertified check drawn on a bank located in the United States payable to the order of American Stock Transfer & Trust Company. Funds paid by an uncertified check may take at least five business days to clear. Accordingly, if you pay the subscription price with an uncertified check you must make payment sufficiently in advance of the Expiration Date to ensure that the check is received and clears by the Expiration Date. The Company will not consider any payment by check to have been made until the check clears.


[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent".

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in the rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005,
    ABA #021000021, Account #323-113109.

IF THE AMOUNT ENCLOSED OR TRANSMITTED IS NOT SUFFICIENT TO PAY THE SUBSCRIPTION PRICE FOR ALL OF THE RIGHTS EXERCISED, OR IF THE NUMBER OF RIGHTS TO BE EXERCISED IS NOT SPECIFIED, THE HOLDER WILL BE DEEMED TO HAVE SUBSCRIBED FOR THE MAXIMUM NUMBER OF RIGHTS THAT COULD BE SUBSCRIBED FOR THE AMOUNT ENCLOSED OR TRANSMITTED.






                              FORM 2 - ASSIGNMENT


For value received ____________________ of the Rights represented by this Subscription Certificate are assigned to:

________________________________________________________________________________
                          (Print Full Name of Assignee)

________________________________________________________________________________
                              (Print Full Address)

________________________________________________________________________________
                          Tax ID or Social Security No.

________________________________________________________________________________
                           Signature(s) of Assignor(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this Subscription Certificate.

Signature Guaranteed ___________________________________________________________
                                    (Name of Bank or Firm)


By: ____________________________________________________________________________
                             (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association and credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


FOR INSTRUCTIONS ON THE USE OF REVLON, INC. SUBSCRIPTION CERTIFICATES CONSULT D.F. KING & CO., INC., OUR INFORMATION AGENT, AT (800) 949-2583, OR YOUR BANK OR BROKER WITH QUESTIONS. BANKS AND BROKERS CALL COLLECT AT (212) 269-5550.

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                                  INSTRUCTIONS

TO SUBSCRIBE, USE OF FORMS 1A, 1B AND 1C

To subscribe, fill in Forms 1A, 1B (if applicable) and 1C on your Subscription Rights Certificate and sign on the line marked "Signature of Subscriber."

Each subscription right entitles its holder to purchase for a Subscription Price of $___, ___ share(s) of Class A common stock. Full payment of the Subscription Price must accompany the Subscription Rights Certificate and may come via wire transfer or check drawn by a bank located in the United States payable to the order of American Stock Transfer & Trust Company.

NOTE:

You may choose to exercise fewer subscription rights then the maximum number of subscription rights to which you are entitled, as represented by the Subscription Rights Certificate. To do this, follow the instructions for Forms 1A and 1B using only the number of subscription rights for which you wish to subscribe.

TO TRANSFER OR SELL YOUR SUBSCRIPTION RIGHTS THROUGH YOUR BROKER, USE FORM 2.

If you wish to sell your subscription rights through your broker just sign Form 2 leaving the rest of the form blank. (Your broker will add the buyer's name later.) Deliver your Subscription Rights Certificate and the accompanying envelope to the broker. Your signature on Form 2 must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association) with membership in an approved signature guaranteed medallion program, pursuant to S.E.C. Rule 17 Ad-15.

TO TRANSFER OR SELL YOUR SUBSCRIPTION RIGHTS CERTIFICATE, USE FORM 2

If you wish to transfer or sell your subscription rights to someone other than through your broker, sign Form 2, fill in the transferee's name and address, and deliver the Subscription Rights Certificate and the accompanying envelope to the person to whom you transferred the Subscription Rights Certificate.
The Subscription Rights Certificate may then be used by the new holder for the exercise of subscription rights without having a new Subscription Rights Certificate issued. Your signature must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17 Ad-15.